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                                                                     EXHIBIT 5.1


                               RIORDAN & MCKINZIE
                         A PROFESSIONAL LAW CORPORATION
                        695 TOWN CENTER DRIVE, SUITE 1500
                          COSTA MESA, CALIFORNIA 92626

                                  June 30, 1997

Endocare, Inc.
7 Studebaker
Irvine, California 92618

Ladies and Gentlemen:

         You have requested our opinion with respect to the 2,400,000 shares of common stock (the "Common Stock") of Endocare, Inc., a Delaware corporation (the "Company"), available for purchase under the Company's stock plans as follows:
2,000,000 shares of Common Stock are available under the Company's 1995 Stock Plan (the "1995 Option Shares"), 150,000 shares of Common Stock are available under the Company's 1995 Director Option Plan (the "Director Option Shares") and 250,000 shares of Common Stock are available under the Company's Employee Stock Purchase Plan (the "Employee Plan Shares" and together with the 1995 Option Shares and the Director Option Shares, the "Plan Shares").

         The Plan Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended.

         We have examined (i) the Company's Certification of Incorporation as currently in effect, (ii) the Company's Bylaws, as amended to date, (iii) the 1995 Stock Plan, (iv) the 1995 Director Option Plan, (v) the Employee Stock Purchase Plan, (vi) the Registration Statement and (vii) the originals or copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also examined the records of corporate proceedings taken in connection with the adoption of the 1995 Stock Plan, the 1995 Director Option Plan and the Employee Stock Purchase Plan.

         Based upon the foregoing examinations and subject to compliance with the applicable state securities and "blue sky" laws, we are of the opinion that:
(a) the Employee Plan Shares when offered, sold and paid for pursuant to the Employee Stock Purchase Plan, (b) the Director Option Shares when offered, sold and paid for pursuant to the exercise of stock options granted pursuant to the 1995 Director Option Plan and (c) the 1995 Option Shares when offered, sold and paid for pursuant to the exercise of stock options granted or the grant of restricted stock pursuant to the 1995 Stock Plan, will each be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             RIORDAN & MCKINZIE